Exhibit 99.1

November 21, 2012

Investor Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you very much for joining us today.

XPO Logistics is a non-asset based transportation services provider in the logistics industry. We don’t own trucks, airplanes or ships. We’re a middleman between shippers and carriers who outsource their logistics to us as a third-party broker.

XPO Logistics reported $177 million of revenue in 2011, and now we’re rapidly approaching a $500 million annual revenue run rate. This is just the first step. Since taking control of XPO last September, we’ve put a strategy in place to grow the company to several billion dollars in revenue over the next few years.

Our strategy has three prongs. Number one is acquisitions: we will acquire attractive truck brokerage operations that are scalable. The second prong is cold-starts: we will continue to open greenfield locations, mainly truck brokers, throughout North America. And third, we will optimize our existing operations.

In less than a year, we’ve completed four acquisitions and 15 cold-starts, eight of which are in truck brokerage. And we’ve grown our existing operations in our three business segments of expedite, freight forwarding, and truck brokerage. Brokerage is our main focus going forward. We’ve also put together a management team whose skill set matches this ambitious plan.

Our CEO, Bradley Jacobs, started four successful companies from scratch prior to XPO Logistics. He built each of those start-ups into a billion dollar or multi-billion dollar enterprise and created substantial shareholder value.

The two most recent companies were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, United Rentals stock outperformed the Index by 2.2 times.

Why did Brad pick logistics for his next attempt to create substantial shareholder value? In large part, because it is large, growing and fragmented.

Let’s start with size. Logistics worldwide is more than $3 trillion in annual revenues. In the United States alone, it’s about a trillion dollars. Over-the-road trucking is about $350 billion, with about 250,000 truckload carriers servicing millions of shippers. Truck brokerage, our primary focus, is currently getting $50 billion of that $350 billion.

We’re building our company not just for the $50 billion that’s going through brokers right now, but for the $300 billion that’s currently going direct from shippers to carriers.

A critical factor, from our point of view, is that the logistics pie is expanding. Brokerage has been growing at about two to three times GDP, as opposed to asset-heavy trucking, which has been growing at around GDP. Still, the market is largely underpenetrated, with a 15% penetration rate of brokerage versus direct shipper-to-carrier cartage. Our bet is that the 15% is likely to increase substantially, and that our strategy will position our company to benefit from this long-term trend. Even in a sluggish macro environment like the current economy, we expect the trend toward greater penetration to create opportunities for us.

The main thing that’s driving penetration is an outsourcing trend with both shippers and carriers. This is less about cycles and more about the fact that it makes economic sense for most companies to utilize third party logistics services. Instead of using internal staff to find freight or capacity, shippers and carriers are increasingly using brokers. Typically only the largest shippers have the freight volume to warrant in-house logistics.

And on the other side of the equation, from the trucker’s perspective, a good, professionally-run broker can help increase utilization and decrease empty miles, giving them a better return on their own investment in assets.

In addition to being large and growing, the logistics industry is also fragmented. That makes it very appealing. There are over 10,000 licensed truck brokers in the United States, yet only about 25 of them – less than 1% – have revenue of over $200 million. This creates a large potential acquisition universe for us, and in many cases a lack of access to working capital provides an incentive for these owners to sell.

The top line is not the main consideration for us. We’re more interested in scalability – how much can we grow the operations? Typically, we like to find companies we believe we can grow by at least three times over several years by giving them access to our centralized truck capacity in Charlotte, moving them onto our advanced IT system, and recruiting, training and incenting a larger sales force at each branch.

Our most recent acquisition, Turbo Logistics, closed in October. Turbo is a 28-year-old company that serves customers through four locations: Gainesville, Georgia; Reno; Chicago; and Dallas. When we bought Turbo, it had 170 employees, trailing 12 months revenue of $124 million, and strong customer and carrier relationships. We’ve already started the process to scale up Gainesville and Reno significantly. These two locations are located in strong markets for recruiting.

The Gainesville facility, which has physical space to expand by hundreds of people, is located within an hour’s drive of 70,000 college students. We’re tapping into that to hire energetic, talented salespeople who are hungry to build a career. In Reno, we expect that a lot of our hires will come from the University of Nevada, which has 18,000 students literally down the road from that office. So we foresee building up Gainesville and Reno very quickly. With Dallas and Chicago, we’ll combine those offices with our existing operations to expand our platforms for growth.

Prior to Turbo, we purchased a company called Kelron Logistics. Kelron has been in the brokerage business for 20 years, and has offices in Toronto, Montreal, Vancouver and Cleveland. It was generating about $100 million of annual revenue when we bought it. One very positive aspect of the Kelron deal is that it added thousands of carriers and customers to our XPO database, which benefits our entire network. Our intent is to scale Kelron up into a much larger organization over the next few years by adding salespeople, connecting them to our centralized capacity, and empowering them with our IT.

Our first acquisition took place back in May. Continental Freight Services was a 32-year-old truck brokerage business with deep relationships in the manufacturing and distribution sectors, particularly in the Carolinas, Texas and Florida. We completed the integration of Continental within 90 days of buying it, and the majority of Continental’s loads are now being covered by our carrier team in Charlotte. Many of those loads are incremental business that Continental previously had to turn down for lack of available trucks. Our goal is to take Continental’s $22 million of historical revenue, add about 50 sales people over three years or so, and build it up to $75 million of annual revenue.

While acquisitions are essential to our strategy, our cold-start program is just as important, particularly with truck brokerage. I’m happy to say that we’re ahead of schedule on cold-starts. Our plan was to open five new branches in truck brokerage this year, and we’ve opened eight.

Each one of our cold-starts is led by a highly experienced branch president who has “been there and done that” before – an industry veteran with a strong track record of building a location up to tens or hundreds of millions of dollars in revenue. We look for energetic, charismatic leaders who can inspire people. Leadership is the most important factor for cold-starts.

When you get the right person in place, growth can happen quickly. Cold-starts can generate extremely high returns on invested capital, because the amount of invested capital is relatively slim: a million dollars or less. And there’s a large component of variable-based incentive compensation.

Our plan for our typical cold-start projects $5 million to $10 million in revenue in the first year of operation. If you look at our first three cold-starts, one was opened around the first of January, another in late April, and the third in May. By October, the three together were on an annual run rate of more than $30 million in revenues.

All of this expansion is being supported by our national operations center in Charlotte, North Carolina. It’s the most important part of our infrastructure. In addition to our shared services for all back office functions, the Charlotte team has a separate unit that focuses exclusively on carriers. At the end of October, we had 75 people “dialing for diesel” – calling for trucks all day long to source capacity for the cold-starts and the companies we’ve acquired. The Charlotte team supports our field operations in two ways – by complementing carrier procurement at the branches, and by allowing our sales branch teams to focus on what they do best: customer sales and service.

It’s a big advantage for our acquired companies to have Charlotte’s capacity as a supplement to their own carrier sourcing. A typical brokerage branch might have two or three people working on covering a load. We have dozens of people dedicated to it. By year-end we should have over 100 people in carrier procurement in Charlotte, and several years from now we want to have several hundred people focused solely on carriers.

Now let’s talk about another backbone of our customer service organization: our information technology.

To grow at the pace we envision for XPO, we need great people using great technology. We’ve created a scalable IT platform across the company, with sales, service, carrier and track-and-trace capabilities. We rolled out the first phase of this platform in March. We added pricing tools in July. And we have a major leap forward on the horizon – our freight optimizer, which is in beta test right now. The algorithms that our IT team has created provide actionable pricing information and efficient ways to find the right carrier for each load. It has a fast, intuitive user interface, and the feedback from our test users has been extremely positive. We plan to roll it out to the rest of the organization before the end of the year.

Now let’s spend a few minutes on our senior management team. We’ve assembled a team of highly qualified individuals with skill sets that mesh with our particular strategy for growth. Here are just a few examples:

Greg Ritter is our senior vice president of brokerage operations. Greg was at C.H. Robinson Worldwide, Inc. for 22 years. He also started Knight Brokerage, a subsidiary of Knight Transportation, and grew that business for more than six years as its president.

Mario Harik is our CIO. He was the CIO at Oakleaf Waste Management, a 3PL that was sold last year. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO.

In August, we brought Dave Rowe on board as chief technology officer, reporting to Mario. Dave is one of the top names in logistics technology. He was CTO at Echo Global Logistics, where he led the design and development of the company’s highly regarded information systems, as well as the integration of acquisitions.

Two other recent additions to our management team are John Tuomala, our vice president of talent management, and Marie Fields, director of training. John is charged with building a sales force of several thousand people over the next few years, which is something he did successfully on an even larger scale for Compass Group North America. And Marie has 15 years of industry experience, including 12 years with C.H. Robinson, where she was responsible for the training and on boarding of new hires, systems training and sales development.

While our management team has deep bench strength in truck brokerage, their skill set is also applicable to our two other business segments: expedited transportation and freight forwarding.

Expedited transportation is a form of truck brokerage, but for loads that need to be picked up and moved on an urgent basis. As examples, think manufacturers of high-value parts or just-in-time auto suppliers. Like our brokerage segment, expedited is non-asset; we don’t own the trucks. We contract with owner-operators and independent fleet owners to furnish the transportation. Our expedited division is called Express-1 and it generates almost $100 million of annual revenue, which makes it one of the top five players in the space.

Our strategy with expedited is to build up sales to get more miles for our truck owners. The more miles we give them, the more owners we can attract. In August, we opened an office in Birmingham, Alabama, that will serve as Express-1’s southeastern hub. While we continue to mine the broader market for expedited loads, we’re also focusing on building our presence in three high-growth verticals: cross-border Mexico, temperature-controlled and defense.

Our freight forwarding business, Concert Group Logistics, currently has a $65 million share in a $150 billion industry, so we’re a small player in this segment. Our strategy for CGL is to build it into a truly national network of freight forwarding locations in the U.S., both company-owned and agent-owned. We believe that this will take about 35 offices; right now we’re at 28, including six we opened this year – Los Angeles, Houston, Kansas City, Charlotte, Atlanta and Newark. In addition, we’ve converted the Chicago and Minneapolis branches from agent-owned to company-owned. These are significant markets, and we’re investing for growth.

Moving on to the financial picture: XPO was a $177 million company in 2011. So far this year, we’ve added four acquisitions with a combined $253 million of historical revenue. We opened 15 cold-starts, eight of them in truck brokerage. And we’re generating internal growth in our existing operations. With these initiatives driving our expansion – and more to come – we’re rapidly approaching a $500 million revenue run rate.

Our liquidity is strong. As of October 31, we had approximately $265 million in cash. The expected use of this cash is as follows: $10 million earmarked for cold-starts and technology; $10 million as a cushion; and the balance used for acquisitions. We’re currently in the market for an accounts receivable facility to raise some low-cost debt.

And finally, it’s worth noting that, based on SEC beneficial ownership rules, XPO management owns over half of the company’s shares. Our interests are entirely aligned with shareholders to create substantial long-term shareholder value.

So to sum it up – we operate in an industry that has attractive fundamentals for long-term value creation. It’s a large, growing, fragmented industry. We see the significant potential for value creation through cold-starts. We have a strong pipeline of acquisition targets, and the resources to scale up our acquired and existing operations. And we have a highly experienced management team aligned with shareholder interests.

We’re on track or ahead of plan with all three parts of our strategy to grow XPO into a multi-billion dollar company: acquisitions, cold-starts and the optimization of our operations. Employee morale is high, due in large part to our many growth initiatives. And we have a highly skilled, strongly motivated management team in place, intently focused on our goals.

Thank you for your interest in XPO!

Forward Looking Statements

This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,”

“forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC. Forward-looking statements set forth in this presentation speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events.